Exhibit 99.2

REVOCABLE PROXY

ISLANDS BANCORP

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, being a holder of shares of common stock of Islands Bancorp (the “Company”), acknowledges receipt of the notice of the special meeting of shareholders of the Company to be held on December 20, 2006, and the accompanying proxy statement, and appoints John R. Perrill and D. Martin Goodman, and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned the number of shares of Company common stock the undersigned would be entitled to vote if personally present at the special meeting of the Company, as stated, and at any adjournment and adjournments thereof, upon the following matter (Management recommends a “For” vote on item No. 1):

	For	Withhold	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of August 15, 2006, by and between Ameris Bancorp and Islands Bancorp	☐	☐	☐

The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. Discretionary authority is hereby conferred as to all other matters which may come before the special meeting.

Please sign exactly as your name appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

Please be sure to sign and date this Proxy in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD

IN THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED